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                            CONSULTING AGREEMENT
                            --------------------

      THIS CONSULTING AGREEMENT ("Agreement") is made and executed this 18th day of April, 1995, by and between INSITUFORM Mid-America, Inc., a Delaware corporation ("Mid-America"), and New Enviroq Corporation, a Delaware corporation, ("Consultant").

                            W I T N E S S E T H:

      WHEREAS, Mid-America is engaged in the business of rehabilitating, lining, relining, coating, constructing and reconstructing pipelines, sewers, conduits and passageways throughout the world; and

      WHEREAS, Mid-America and Consultant desire to enter into a Consulting Agreement on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutually dependent covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.   Retention of Services. Mid-America hereby retains the consulting
           ---------------------
services of Consultant, and Consultant agrees to provide consulting services to Mid-America, under the terms and conditions set forth herein.

      2.   Term. This Agreement shall become effective on the date hereof and
           ----
shall remain in full force and effect for a period of five (5) years, commencing on the date hereof.

      3.   Compensation. Mid-America shall pay to Consultant for its services
           ------------
hereunder, and Consultant shall accept for such services, the sum of Two Hundred Thousand Dollars ($200,000.00) per annum, payable on or before April 18 of each consecutive year beginning April 18, 1996 (for an aggregate payment amount of $1,000,000.00). Compensation payable hereunder shall be subject to a right of offset by Mid-America pursuant to Section 2.13 of a Merger Agreement between Mid-America, Consultant and Enviroq Corporation dated November 2, 1994 and to which a form of this Agreement is annexed as an Exhibit.

      4.   Duties. Consultant shall, at any reasonable time, as specified
           ------
below, and from time to time during the term hereof, as Mid-America may reasonably request, consult with, advise and otherwise assist the officers and administrative employees of Mid-America and its subsidiaries with respect to any phase of the business conducted by Mid-America. Without limiting the foregoing, Consultant shall consult with and assist Mid-America with respect to its cured in place or folded and formed underground pipeline replacement business activities. The availability of Consultant to perform the duties set forth hereunder shall at all times be subject to the health, the health of family members, personal vacation and travel schedule, and other business beyond the control of

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representatives of Consultant and their non-availability under any of such situations shall not be deemed a default by Consultant under this Agreement.

      5.   Reimbursement of Expenses. In the event that Mid-America shall
           -------------------------
specifically request Consultant to perform services that require its representatives to travel outside the metropolitan area of their principal residence, or incur other expenses, Mid-America shall reimburse Consultant for all reasonable expenses so incurred.

      6.   Relationship Between Parties. The parties intend that the
           ----------------------------
relation between them created by this Agreement is that of contractor (Mid-America) and independent consultant (Consultant). No agent, employee, or servant of Mid-America shall be deemed to be the employee, agent, or servant of Consultant solely because of his or her relationship with Consultant, and none of the benefits provided by Mid-America to its employees, including, but not limited to, workers' compensation insurance and unemployment insurance, are available from Mid-America to Consultant.

      7.   Governing Law. The validity, interpretation and construction of
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this Agreement will be governed by the laws of the state of Delaware.

      8.   Amendment. This Agreement may be amended only by an instrument in
           ---------
writing executed by both of the parties hereto.

      9.   Assignment. This Agreement shall not be assignable by either party.
           ----------

      10.  Entire Agreement. This Agreement sets forth the entire agreement
           ----------------
and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any prior negotiations, agreements, understandings or arrangements among the parties hereto with respect to the subject matter hereof.

      11.  Waivers. Compliance with the provisions of this Agreement may be
           -------
waived only by an instrument in writing executed by the party granting the waiver.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                        INSITUFORM MID-AMERICA, INC.

                                        By: /s/ Jerome Kalishman
                                            ---------------------------------
                                                --------------------------
                                                Its  Chairman
                                                    -------------------

                                                    "Mid-America"

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                                        NEW ENVIROQ CORPORATION

                                        By: /s/ William J. Long
                                            ---------------------------------
                                                 William J. Long
                                                --------------------------
                                                Its  President
                                                    -------------------

                                                    "Consultant"


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